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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Marsh Supermarkets, Inc. of our report dated May 19, 2000, included in the 2000 Annual Report to Shareholders of Marsh Supermarkets, Inc.

We also consent to the incorporation by reference in Registration Statement Number 33-33427 on Form S-8 of the Marsh Supermarkets, Inc. 1987 Stock Option Plan, dated February 12, 1990, Registration Statement Number 33-56630 on Form S-8 of the 1991 Employee Stock Incentive Plan, dated December 31, 1992, Registration Statement Number 33-56624 on Form S-8 of the 1992 Stock Option Plan for Outside Directors, dated December 31, 1992, Registration Statement Number 33-56626 on Form S-8 of the Marsh Supermarkets, Inc. 401(k) Plan, dated December 31, 1992, Registration Statement Number 333-64321 on Form S-8 of the Outside Directors Stock Plan, the Marsh Supermarkets, Inc. 1998 Stock Incentive Plan and the Executive Stock Purchase Plan, dated September 25, 1998, and Registration Statement 333-64343 on Form S-8 of the Marsh Deferred Compensation Plan, dated September 25, 1998, of our report dated May 19, 2000, with respect to the consolidated financial statements incorporated by reference in the Annual Report (Form 10-K) of Marsh Supermarkets, Inc. for the year ended April 1, 2000.



                                             Ernst & Young LLP
Indianapolis, Indiana
June 27, 2000